Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE DISTRIBUTION

Media Contact:	Investor Contact:
Megan Cannell	Rick Willett, CFO, Teleglobe; 514.868.7490
Teleglobe International Holdings, Ltd	Jody Burfening/Carolyn Capaccio
+1.609.750.3262	Lippert/Heilshorn & Associates
megan.cannell@teleglobe.com	Tel: 212.838.3777

FOR IMMEDIATE RELEASE

Teleglobe Receives Notice of NASDAQ Delisting for Failure to

Timely File 10-Q; In Process of Appeal

AUGUST 26, 2004 – Hamilton Bermuda – Teleglobe International Holdings Ltd (NASDAQ:TLGB, TLGBE) “Teleglobe”, a leading provider of international telecommunications services to Internet service providers and to fixed and mobile network operators, today reported that on August 24, 2004, the Company received a letter from the NASDAQ staff indicating that because the Company has failed to timely file its Form 10-Q for the second quarter of fiscal 2004 (the “10-Q”), it is not in compliance with the NASDAQ listing rules and accordingly is potentially subject to delisting. This delisting notification is standard procedure when a NASDAQ listed company fails to complete a required Securities and Exchange Commission filing in a timely manner.

On August 16, 2004, the Company announced that it had identified and is investigating potential instances of noncompliance with the Foreign Corrupt Practices Act (FCPA). The Company is awaiting the conclusion of this investigation before issuing its financial statements for the second quarter of 2004. As a result of the failure to timely file the 10-Q, the Company is currently not in compliance with the filing requirements for continued listing on NASDAQ as required by NASDAQ Marketplace Rule 4310(c)(14). The Company plans to appeal the delisting notification to a NASDAQ Listings Qualifications Panel (the “Panel”), however, there can be no assurance that the Panel will grant the Company’s request for continued listing. Teleglobe’s securities will remain listed pending a decision in the appeals process, but its trading symbol as of August 26, 2004, will be amended from “TLGB” to “TLGBE” to reflect the Company’s filing delinquency. The Audit Committee of the Company has engaged an outside law firm, Debevoise & Plimpton LLP, to investigate the FCPA matters and expects to file the 10-Q promptly upon completion of the investigation. The Company has not identified, and the Company does not believe it is likely, that any material adjustment to its financial statements is or will be necessary as a result of this investigation.

About Teleglobe:

Teleglobe International Holdings Ltd is a leading provider of international voice, data, Internet and mobile roaming services with over 50 years of industry expertise in international telecommunications. Teleglobe became a public company trading on the NASDAQ under the symbol TLGB with the acquisition of Voice over IP (VoIP) network leader ITXC Corp. on June 1, 2004.

Teleglobe owns and operates one of the world’s most extensive telecommunications networks, reaching over 240 countries and territories with advanced voice, mobile, and data services.

Teleglobe is the carrier of choice to more than 1,200 wholesale customers representing the world’s leading telecommunications, mobile operators and Internet service providers.

Carrying over 11 billion minutes per year, and a significant portion of the world’s Internet traffic, Teleglobe’s network is consistently ranked among the most robust and reliable, performing at the high end of industry standards. Detailed information about Teleglobe is available on the company’s web site at www.teleglobe.com.

Forward-looking Statements:

Teleglobe has included in this press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements concerning future or expected events or results.

Actual results could differ materially from those projected in the companies’ forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the risks and uncertainties described in “Risk Factors” in the Registration Statement on Form S-4/A filed by Teleglobe with the SEC on April 30, 2004 and in the Form 10-Q filed by Teleglobe on June 14, 2004. Further, there can be no assurance that the NASDAQ Listings Qualifications Panel will grant the Company’s request for continued listing.

# # #